Exhibit 6


                       MORTGAGE DEED, SECURITY AGREEMENT,
                     ASSIGNMENT OF RENTS, AND FIXTURE FILING

THIS MORTGAGE DEED, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, AND FIXTURE FILING (this "Mortgage") is made as of June 18, 2002, by and among BIO-PLEXUS, INC., a Delaware corporation having an office at 129 Reservoir Road, Vernon, CT 06066 ("Mortgagor"), and COMVEST VENTURE PARTNERS, L.P. a Delaware limited partnership, having an office at 830 Third Avenue, New York, New York 10022, as administrative agent for the holders (the "Note Holders") of the Notes (as hereinafter defined) (the "Mortgagee").

                                GRANTING CLAUSES

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure Mortgagor's performance of Mortgagor's obligations under the Notes, Mortgagor has created a security interest in and mortgaged, warranted, granted, bargained, sold, conveyed, assigned, pledged, transferred and set over, and does by these presents create a security interest in and MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, PLEDGE, TRANSFER AND SET OVER unto Mortgagee, its successors and assigns forever, WITH MORTGAGE COVENANTS and other STATUTORY RIGHTS AND COVENANTS in the State of Connecticut, the following property:

The parcel or parcels of land described in Schedule A attached hereto and by this reference made a part hereof (the "Land");

TOGETHER with the buildings, foundations, structures and improvements (including fixtures) now or hereafter located on or in the Land (collectively, the "Improvements");

TOGETHER with all right, title and interest, if any, of Mortgagor in and to the streets and roads, opened or proposed, abutting the Land, all strips and gores within or adjoining the Land, the air space and right to use the air space above the Land, all rights of ingress and egress to and from the Land, all easements, rights of way, reversions, remainders, hereditaments, and appurtenances now or hereafter affecting the Land or the Improvements, all royalties and rights and privileges appertaining to the use and enjoyment of the Land or the Improvements, including all air, lateral support, alley, drainage, water, oil, gas and mineral rights, all options to purchase or lease, and all other interests, estates or claims, in law or in equity, which Mortgagor now has or hereafter may acquire in or with respect to the Land or the Improvements (collectively, the "Appurtenances");

The Land, the Improvements and the Appurtenances are hereinafter sometimes collectively referred to as the "Premises";

TOGETHER with all right, title and interest of Mortgagor in and under all leases, lettings, tenancies and licenses for occupancy of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and all moneys payable thereunder (collectively, the "Leases");

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TOGETHER with all rents, income, issues, profits, security deposits and other benefits to which Mortgagor may now or hereafter be entitled from the Premises, or under or in connection with the Leases (collectively, the "Property Income"); and

TOGETHER with all proceeds, judgments, claims, compensation, awards of damages and settlements with respect to or hereafter made as a result of or in lieu of any condemnation or taking of the Premises by eminent domain or any casualty loss of or damage to any of the Premises, the Leases or the Property Income, all refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, the Leases or the Property Income, or any part thereof, into cash or liquidated claims (collectively, the "Proceeds").

The Leases, the Property Income and the Proceeds are hereinafter sometimes collectively referred to as the "Collateral." The Premises and the Collateral are hereinafter sometimes collectively referred to as the "Mortgaged Property."

TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto Mortgagee and its successors and assigns forever.

THE CONDITION OF THIS DEED IS SUCH THAT:

WHEREAS, Mortgagor is indebted to the Note Holders in the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00), (which may be increased by ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) for over-allotments which may be sold after the date hereof and on or before July 31, 2002) as evidenced by Mortgagor's promissory notes of even date herewith, a list of which is attached hereto as Schedule B, in said principal amount (such promissory notes, as presently constituted and as they may hereafter be amended, extended, renewed or consolidated, together with any and all notes that may hereafter be given in substitution therefor, being hereinafter referred to collectively as the "Note"), bearing interest and payable as set forth in the Note, said indebtedness maturing as more particularly set forth in the Note, the term and provisions thereof being incorporated herein by reference and made a part of this Mortgage to the same extent as though set forth in full herein; and

WHEREAS, the indebtedness, obligations, liabilities, amounts, sums and expenses evidenced by the Note and/or this Mortgage are referred to herein, collectively, as the "Indebtedness"; and

WHEREAS, to secure payment of the Indebtedness, Mortgagor, as maker of the Note and fee simple owner of the Mortgaged Property, is contemporaneously executing and delivering to Mortgagee this Mortgage covering the Mortgaged Property; and

WHEREAS, Mortgagee has agreed to act as administrative agent for the Note Holders pursuant to that certain Security Agreement dated as of June 18, 2002, by and among Bio-Plexus, Inc., as Debtor, ComVest Venture Partners, L.P. as administrative agent, the general partner of which is ComVest Management, LLC, which is a wholly owned subsidiary of Commonwealth Associates Management Company, Inc., the general partner of Commonwealth Associates, L.P., the


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placement agent, and the purchasers of the Debtor's senior subordinated 7%
Non-Convertible Promissory Notes and Warrants.

WHEREAS, Mortgagor further covenants and agrees as follows:

                                    ARTICLE I
                               Definition of Terms

          As used in this Mortgage, the terms set forth below shall have the following meanings:

          "Bankruptcy Proceeding" - Any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.

          "Environmental Law" - Any federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including each of the following as to date or hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.960l-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss.690l-699li; the Toxic Substances Control Act, 15 U.S.C.ss.ss.26012629; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C.ss.l25l et seq.; the Clean Air Act, 42 U.S.C.ss.740l et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.180l et seq.; and Chapter 446k of the Connecticut General Statutes.

          "Event of Default" - Any one or more of the events described in
Section 4.01.

          "Hazardous Substance" - Any material, waste or substance which is:

          (i) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

          (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R.ss.172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

          (iii) explosive, radioactive, asbestos, a polychlorinated biphenyl, oil or a petroleum product.

                                   ARTICLE II
                             Covenants of Mortgagor

          Mortgagor covenants, warrants, represents and agrees with and to Mortgagee as follows:

          Section 2.01. Payment of the Indebtedness. Mortgagor shall punctually pay the Indebtedness at the times stated in the Note, all in lawful money of the United States of America.


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          Section 2.02. Title to the Mortgaged Property. (a) Mortgagor has fee
simple title to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of liens and encumbrances except the liens and security interest created by this Mortgage and those exceptions to title set forth in Schedule C to this Mortgage.

               (b) Mortgagor has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth.

               (c) This Mortgage is and will remain a valid and enforceable lien on and security interest in the Mortgaged Property.

               (d) Mortgagor will preserve such title and will forever warrant and defend the same and the validity and priority of the lien hereof to Mortgagee against all claims whatsoever.

          Section 2.03. Maintenance of the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition, working order and repair, comply with all laws, including Environmental Laws, ordinances, and regulations of any governmental authority claiming jurisdiction over the Mortgaged Property.

          Section 2.04. Insurance Restoration. Subject to the requirements of any prior mortgages, Mortgagor shall keep the Improvements insured against damage by fire and the other hazards covered by an all risk coverage insurance policy for the full insurable value thereof with loss payable to Mortgagee.

          Section 2.05. Impositions. Mortgagor shall pay and discharge prior to delinquency all taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and assessments, levies, inspection and license fees and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income), any of which might, if unpaid, result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.

          Section 2.06. Indemnification. Mortgagor shall indemnify and hold Mortgagee harmless from and against and reimburse them for all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys' fees and amounts paid in settlement) which may be imposed upon, asserted against, or incurred or paid by any of them resulting from acts or omissions of Mortgagor or its employees, contractors or agents from and after the date of this Mortgage (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises through any cause whatsoever, including any violation of any Environmental Laws or use of any Hazardous Substance, or
(b) on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, this Mortgage or the Indebtedness. This indemnity shall survive the satisfaction, release or extinguishment of the lien of this Mortgage including any extinguishment of such lien by foreclosure or deed in lieu thereof.

          Section 2.07. Assignment of Leases and Property Income. Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee the Leases and the Property Income. Mortgagor shall have a revocable license to


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collect and use the Property Income as the same becomes due and payable so long as no Event of Default has occurred. The assignment in this Section 2.07 shall constitute an absolute and present assignment of the Leases and the Property Income and not an assignment for security, and the existence or exercise of the Mortgagor's conditional license to collect Property Income shall not operate to subordinate this assignment to any subsequent assignment.

                                   ARTICLE III
                               Security Agreement

          Mortgagor agrees that this Mortgage constitutes a security agreement under the Uniform Commercial Code of the State of Connecticut and serves as a fixture filing in accordance with such Code. A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS MORTGAGE SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

                                   ARTICLE IV
                              Default and Remedies

          Section 4.01. Events of Default. Each of the following shall constitute an Event of Default under this Mortgage and the Note:

               (a) failure in the payment of any installment of interest or principal as and when due under the Note;

               (b) failure in the payment of any other amount due Mortgagee as and when due under this Mortgage or the Note;

               (c) default in the due observance or performance of any material term, covenant or condition contained in this Mortgage or the Note;

               (d) if any representation made herein shall prove to be untrue in any material respect;

               (e) if Mortgagor files or consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Mortgagor;

               (f) if any Bankruptcy Proceeding shall have been filed against Mortgagor and the same is not withdrawn, dismissed, cancelled or terminated within 90 days of such filing;

               (g) if Mortgagor is adjudicated bankrupt or insolvent;

               (h) if a receiver, liquidator or trustee of Mortgagor or of any of the properties of Mortgagor shall be appointed;

               (i) if Mortgagor shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due;


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


               (j) if an event of default beyond any applicable notice and grace period shall occur under any mortgage or security agreement encumbering all or any portion of the Mortgaged Property which is subordinate or superior to the lien of this Mortgage or if the mortgagee or secured party under any such subordinate or superior mortgage or security agreement shall commence a foreclosure or other collection or enforcement action in connection therewith;

               (k) except as permitted in this Mortgage, the actual or threatened alteration, demolition or removal of any of the Improvements without the prior consent of Mortgagee; or

               (l) damage to any of the Mortgaged Property in any manner which is not covered by insurance required in accordance with this Mortgage.

          Section 4.02. Remedies. Upon the occurrence of any Event of Default, Mortgagee may take such actions against Mortgagor and/or the Mortgaged Property or any portion thereof as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, without notice or demand. Mortgagee, without notice to Mortgagor, may immediately declare all Indebtedness immediately due and payable. Any such actions taken by Mortgagor shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mortgagee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein.

          Section 4.03. Cure Right. Notwithstanding the foregoing, Mortgagor shall have thirty (30) days to cure a default under Section 4.01 (c) above following notice of such default from Mortgagee.

                                    ARTICLE V
                                  Miscellaneous

          Section 5.01. Notices. (a) All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed in either case to any party hereto at its address as stated in this Mortgage, or at such other address and person as shall be designated from time to time by Mortgagee or Mortgagor, as the case may be, in a written notice to the other party in the manner provided for in this
Section 5.01.

          Section 5.02. Binding Obligations. The provisions and covenants of this Mortgage shall run with the land, shall be binding upon Mortgagor, its successors and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns.

          Sections 5.03. Commercial Transaction. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a commercial transaction as such term is defined in Chapter 903a of the Connecticut General Statutes, as amended.


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


          Section 5.04. Subordinate Mortgages. (a) Mortgagor may further encumber the Mortgaged Property with one or more consensual mortgage liens; provided, however, that any such lien is by its terms expressly made subordinate to this Mortgage; and (b) This Mortgage shall be subject and subordinate to (i) the lien of any existing mortgage including that certain Mortgage Deed, Security Agreement, Assignment of Rents and Fixture filing made as of October 28, 1994 by and among Mortgagor as mortgagor and Victor Demattia and Margaret Demattia as mortgagee, and to any extensions, renewals, modifications or replacements thereof, (ii) any mortgage or consolidated mortgage which shall be placed on the Premises in lieu of, or in addition to, any existing mortgages, or (iii) to any extensions, modifications or replacements of any mortgage referred to in subsection (ii) above.

          Section 5.05. Construction of Improvements. Mortgagor will be permitted to modify, repair, expand or otherwise alter or construct improvements on the Land (the "New Construction") or to lease any part of or all of the Mortgaged Property without the approval of Mortgagee; provided, however, that Mortgagee shall have the right to approve in its reasonable discretion any New Construction which will exceed One Hundred Thousand and 00/100 Dollars in the aggregate (the "Major Construction"). Prior to commencing any Major Construction, Mortgagor shall give written notice thereof to Mortgagee and Mortgagee shall have fifteen (15) days from receipt of such written notice to approve or disapprove, in writing, such Major Construction. If Mortgagee fails to approve or disapprove, in writing, such Major Construction within such fifteen (15) day period, then Mortgagee shall be deemed to have approved such Major Construction.

          Section 5.06. Defeasance. If all of the Indebtedness is paid in full in accordance with the Note, and all of the covenants, warranties, conditions, undertakings and agreements made in this Mortgage are fully kept and performed, then in that event only all rights of Mortgagee under this Mortgage shall terminate and the Mortgaged Property shall become wholly clear of the liens, grants, security interests, conveyances and assignments evidenced hereby and thereby, and Mortgagee shall release or cause to be released such liens, grants, assignments, conveyances and security interests and this Mortgage shall be void; otherwise to remain in full force and effect. Recitals of any matters or facts in any release instrument executed by Mortgagee under this Section 5.06 shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, such an instrument may describe the grantee or releasee as "the person or persons legally entitled thereto" and Mortgagee shall not have any duty to determine the rights of persons claiming to be rightful grantees or releasees of any of the Mortgaged Property. When this Mortgage has been fully released or discharged by Mortgagee, the release or discharge hereof shall operate as a reassignment of all future Leases and Property Income with respect to the Mortgaged Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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


          IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered as of the day and year first above written.

Witnessed by:

/s/ D. Mira                                                  BlO-PLEXUS, INC.
-------------------------------------------------------
/s/ M. Pieto                                                 By /s/ John S. Metz
-------------------------------------------------------         ----------------
                                                                   Its President


STATE OF FLORIDA  )
                  ) ss.:
COUNTY OF DADE    )


          The foregoing instrument was acknowledged before me this 19th day of June, 2002, by John S. Metz, President of BIO-PLEXUS, INC., a Delaware corporation on behalf of the corporation, as his and its free act and deed.



                                           /s/ Jason N. Landry
                                               Notary Public

                                           Print name: Jason N. Landry
                                           My commission expires: March 11, 2003


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


                                   SCHEDULE A

                               DESCRIPTION OF LAND

                               FOLLOWS IMMEDIATELY

                                   DESCRIPTION

FIRST PIECE

Commencing at a point in the westerly line of Reservoir Road which point is the Southwesterly corner of the within described premises and which point is at the southeasterly corner of land now or formerly of Lebbeus F. Bissell, the line runs thence N30o 42' 35"W along land of Lebbeus F. Bissell Sixty-Six and Sixty-Six One- Hundredths (66.66) feet to a point; the line runs thence N3(degree) 46' 55"W along land of Lebbeus F. Bissell One Hundred Eighty-Five and Eighty-Three One-Hundredths (185 83) feet to a point; the line runs thence N4(degree) 47' 55" E along land of Lebbeus F. Bissell Two Hundred Nineteen and Fifty -five One-Hundredths (219.55) feet to a point, the line runs thence N2(degree) 39' 50" E along land of Lebbeus F. Bissell Five Hundred Seventy-Two and Fifty-Seven One-Hundredths (572.57) feet to a point; the line runs thence along an arc of a curve to the right having delta angle of' 7(degree) 37' 35" and a radius of One Thousand Eight Hundred Ten and Eight One-Hundredths (1810.08) feet, a distance of Two Hundred Forty and Ninety-Four One -Hundredths (240.94) feet to a point; the line runs thence S74o 21' 55" E along land of State of Connecticut, a distance of Two Hundred Sixty-Nine and Forty-One Hundredths (269 41) feet to a point; the line runs thence S82(degree) 34' 45"E along land of State of Connecticut, a distance of One Hundred Eighteen and Thirty-Six One-Hundredths (118.36) feet to a point; the line runs thence S58(degree) 24' 15" E along land of State of Connecticut, a distance of Two Hundred Thirty-Two and Sixty-Four One-Hundredths (232.64) feet to a point; the line runs thence S29(degree) 31' l0" E along land of State of Connecticut, a distance of One Hundred Fifty (150) feet to a point, the line runs thence S44(degree) 27' 00" E along land of State of Connecticut, a distance of One Hundred Fifty-Five and Twenty-Four One-Hundredths (155.24) feet to a point; the line runs thence Sl(degree)52' 55" E along land of State of Connecticut, a distance of One Hundred One and Thirty-Eight One-Hundredths (101.38) feet to a point in the westerly line of Reservoir Road; the line runs thence southwesterly along the westerly line of Reservoir Road, a distance of' One Thousand Two Hundred Fifty-One and Eleven One-Hundredths (1251.11) feet to the place or point of beginning.

EXCEPTING THEREFROM

That certain piece or parcel of land situated in the Town of Vernon, County of Tolland and State of Connecticut, more particularly bounded and described as follows:

Beginning at a point on the Northerly line of Reservoir Road, said point being 28 feet Easterly from the Southwest corner of land of the Grantor herein; thence N78-50-30E, a distance of 45 feet, more or less to a point; thence S87-09-30E a distance of 131 feet, more or less, to a point; thence Northeasterly in an arc of a curve to the left, said curve having a radius of 399 feet, more or less, a distance of 408 feet, more or less, to a point in the Northerly side of Reservoir Road; thence S34-10-30W, a distance of 56 feet along the Northerly line of Reservoir Road to a point; thence Southwesterly in an arc of a curve to the right, said curve having a radius of 600 feet, a distance of 232.25 feet along the Northerly line of Reservoir Road to a point; thence Westerly in an arc of a curve to the right, said curve having a radius of 140 feet; a distance of
162.18 feet along the Northerly line of Reservoir Road to a point; thence Westerly in an arc of curve to the left, said curve having a radius of 240 feet, a distance of 183.82 feet to the point of beginning, containing .36 acres, more or less.

ALSO EXPECTING THEREFROM

Beginning at a point in the Northerly line of Reservoir Road, which point marks the Southwest corner herein described and at the intersection of Old Green Road, so-called, and Reservoir Road; thence North 30(degree) 42' 35" West in the Easterly line of Old Green Road, a distance of 66.66 feet to a point; thence North 3(degree) 46' 55" West in the Easterly line of Old Green Road, a distance of 185.83 feet to a point; thence North 4(degree) 47' 55" East continuing in the Easterly line of Old Green Road, a distance of 219.55 feet to a point; thence North 2(degree)39'50" East in the Easterly line of Old Green Road, a distance of
428.26 feet to a point; thence South 87(degree)20'10" East a distance of 100 feet to a point; thence South 2(degree)39'50" West in line of land now or formerly of Stanley Bray. a distance of 873.80 feet to a point in the Northerly line of Reservoir Road; thence generally Westerly in the Northerly line of Reservoir Road by the arc of a curve having a radius of 240 feet a distance of
24.82 feet to a point; thence continuing Southwesterly in the Northerly line of Reservoir Road by the arc of a curve having a radius of 132.20 feet, a distance of 28 feet to the point and place of beginning.

ALSO EXCEPTING THEREFROM

Situated on the southeasterly side of Present Interstate Route 86-Routes 15 & 44, Wilbur Cross Highway, containing an area of 0.30 of an acre, more or less, and bounded:

Northwesterly and Northerly - by Present Interstate Route 86 - Routes 15 & 44, Wilbur Cross Highway. a total distance of 302.94 feet, more or less;

Southeasterly - by owner's remaining land, a total distance of 321 feet, more or less, by a line designated as "Taking Line & Non Access Highway Line" as shown on a map hereinafter referred to, Sheet 1;

Westerly by Green Road, 63 feet, more or less.

ALSO EXCEPTING THEREFROM

Commencing at a pin set in the northerly line of Reservoir Road thence westerly along the said line of Reservoir Road along the arc of a curve having a radius of 300 feet, a distance of' 50.39' to a point in line and of the grantors herein, thence proceeding N 43(degree) 32' 11"W a distance of 752.84 feet to a point: thence proceeding N 46(degree) 27' 59" E a distance of 50.0 feet to a pin; thence proceeding N 02(degree) 39' 50" E a distance of 273.51 feet to a point; thence turning and proceeding around a curve with a radius of 3,139.05 feet and a - 04(degree) 45' 05' a distance of 260.31 feet to a point; thence proceeding N77(degree) 00' 00(degree) E a distance of 479.45 feet to a point; thence proceeding S 09(degree) 01' 23' E a distance of 303.63 feet to a pin; thence S 29(degree) 31' 10' E a distance of 150.00 to a point; thence S 44' 27' 00' E a distance of 155.24 feet and ; thence S. 01(degree) 52' 55' E a distance of 101.38 feet to a point in the northerly line of Reservoir Road; thence proceeding in a southwesterly direction along the northerly line of Reservoir Road, a total distance of 588.86 feet as shown on the map described below to the point and place of beginning.

ALSO EXCEPTING THEREFROM


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Beginning at the easterly point of intersection of the Existing North Line with the New North Line (proposed) of Reservoir Road; said point is located 55.12 ft. easterly along the arc of a curve, from the southeasterly corner of Victor DeMattia and Margaret A. DeMattia and the southwesterly corner of Alan D. Williams, Et al; Thence westerly along the existing North Line of Reservoir Road by the arc of a curve to the right having a radius of 398.70 ft., a central angle of 58(degree)-40'-00", a length of 408.24 ft. to a point; Thence N 87(degree)-09-30(degree) W still along the existing north line of Reservoir Road for a distance of 131.25 ft. to a point that forms the westerly point of the intersection of the existing north line with the new north line of Reservoir Road; Thence turning and running N89(degree)-47'-47" E along the new north line of Reservoir Road and the new southerly line of said DeMattia for a distance of
105.40 ft. to a point; Thence easterly along the new north line of Reservoir Road and the new southerly line of said DeMattia by the arc of a curve to the left having a radius of 550.00 ft., a central angle of 30(degree)-52'- 37", a length of 296.40 ft. to a point; Thence still easterly along the new north line of Reservoir Road, the new southerly line of said DeMattia and the southerly line of Alan D. Williams Et al in part by each by the arc of a curve to the left having a radius of 300.00 ft., a central angle of 24(degree) -44'-40", a length of 129.56 ft. to the point of beginning Parcel contains 4,033 s.f. / 0.093 acre.

The hereinbefore described piece or parcel of land is shown on Class -D map or plan entitled "Compilation Plan class-D (No Field Verification) Land of Victor DeMattia and Margaret A. DeMattia to be conveyed to the Town of Vernon 100 Reservoir Road. Vernon, CT Scale l"= 20' Date 4/01/93 Sheet No. 1 of 1 Town of Vernon Connecticut Engineering Department 14 Park Place Vernon, CT 06066 Earl R. Kloter L.S. 8169 For the Town of Vernon which map or plan is on file in the Office of the Town Clerk of the Town of Vernon.

SECOND PIECE

A certain piece or parcel of land located in the Town of Vernon, County of Tolland and State of Connecticut, shown upon a map or plan entitled, Property to be Conveyed to Victor A. DeMattia Reservoir Rd. Vernon, CT A. R. LOMARDI ASSOCIATES, INC. Consulting Civil and Sanitary Engineers Land Surveyors, Vernon, CT Comm. No: 85-1197, Date 9/30/85 Scale I=100' Sheet 1 of 1 Certified Substantially Correct Class A-2" which map or plan is on file in the Office of the Town Clerk of the Town of Vernon to which reference may be had.

Said parcel is more particularly bounded and described as follows:

Commencing at a point in the northerly line of Reservoir Road, which point marks the southeast corner of the parcel herein conveyed and the southwesterly corner of land now or formerly of Stanley Bray; thence continuing S 78o 50' 30" W along the northerly line of Reservoir Road a distance of 25.09 feet to a point; the line thence proceeds along the arc of a curve still along the northerly streetline of Reservoir Road a distance of 28.00 feet to a point; thence proceeding N 30(degree) 42' 35" W along Old Green Road, so called, a distance of
66.66 feet to a point; thence proceeding N 03o 46' 55" W along Old Green Road a distance of 185.83 feet to a point; thence proceeding N 04o 47' 55" E along Old Green Road a distance of 219.55 feet to a point; thence proceeding N 02(degree) 39' 50" E along Old Green Road a distance of 428.26 feet to a point; thence proceeding S 87(degree) 20' 10" E along land now or formerly of Stanley Bray, a distance of 100.00 feet to a point; thence proceeding S 02(degree) 39' 50" W along land now or formerly of Stanley Bray, a distance of 872.48 feet to the point and place of beginning.

The foregoing premises are further described as follows:

                             BOUNDARY DESCRIPTION OF
                                BIO-PLEXUS, INC.
                                   VERNON, CT
                            JCSA PROJECT NO. 94-2169

Beginning at the most southwest corner of the tract herein described, said point is located on the northerly streetline of Reservoir Road at the southeast corner of land N/F Tancanhoosen Limited Partnership.

Thence N44o-23' 18" W, 66.66' to a point.

Thence N17o-27'-38"W, 185.83' to a point.

Thence N08o-52'-48"W, 219.55' to a point.

Thence N11o-00'-53"W, 508.35' crossing a CL&P Company R-O-W to a point on the southeasterly highway line of Interstate 84.

Said last four courses along land N/F Tancanhoosen Limited Partnership.

Thence, N49o-13'-50"E, 55.97' along the southeasterly highway line of Interstate 84 to a point.

Thence northeasterly by an arc of a curve to the right having a central angle of 00o-01'-50", a radius of 3139.05' and a length of 1.67' to a point.

Thence S11o-00'-53"(degree)E, 273.51' to a point.

Thence S32o-47'-06"W, 50,00' to a point within the CL&P R-O-W.

Thence S57o-12'-54"E, 752.85' to a point on the northerly streetline, of Reservoir Road.

Said Last three courses along the westerly and southerly property lines of Land N/F New England SportsPlex, Inc., and is positioned within the said CL&P R-O-W.

Thence southwesterly by an arc of a curve to the right having a central angle of 14o-13'-01", a radius of 300.00' and a length of 74.44" to a point on the northerly streetline of Reservoir Road.

Thence continuing in a southwesterly direction by an arc of a curve to the right having a central angle of 30o-52'38", a radius of 550.00' and a length of 296.40' to a point on the northerly streetline of Reservoir Road.

Thence S76o-07'-04"W, 105.40' to a point on the northerly streetline of Reservoir Road.

Thence S65o-09'-47"W, 45.00' to a point on the northerly streetline of Reservoir Road,

Thence southwesterly by an arc of a curve to the left having a central angle of 12o-08'-07", a radius of 132.20' and a length of 28.00' to the point and place of beginning.

Said parcel herein described contains 228,234 sq ft or 5.24 acres more or less.

Said property is more particularly described on a map entitled, "Plan Prepared for Bio-Plexus, Inc., No. 100 Reservoir Road, Vernon, CT, Dated: September 1994,
Scale: 1"=40', JC Sommers Associates Inc, 25 Terrace Drive, Vernon. CT".

                                   SCHEDULE B
                                      NOTES



----------------------------------------- ---------------------------------- -------------------------------
            Name of Investor                      Principal Amount                       Number
                                                       of Note                        of Warrants
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
ComVest Venture Partners, L.P.                             $1,060,000                       530,000
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Robert Priddy                                                $333,333                       166,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
RMC Capital LLC                                              $333,333                       166,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Noam and Geraldine Gottesman                                 $100,000                        50,000
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Aaron David Trust TTEE Carol R. Hill                         $100,000                        50,000
Spousal Trust
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Harvard Investments, Inc.                                     $33,333                        16,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Douglas Levine                                                $33,333                        16,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Scott Tepper                                                  $16,667                         8,333
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Brian Herrman                                                  $3,333                         1,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
John Metz                                                     $16,667                         8,333
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
RFJM Partners, LLC                                            $70,000                        35,000
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Daniel Och                                                   $100,000                        50,000
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Chesed Congregations of America                              $100,000                        50,000
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Shea Ventures LLC                                            $183,333                        91,667
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
Lay Ventures, LP                                              $16,667                         8,333
----------------------------------------- ---------------------------------- -------------------------------
----------------------------------------- ---------------------------------- -------------------------------
TOTALS                                                     $2,513,333                     1,250,000
----------------------------------------- ---------------------------------- -------------------------------


                                   SCHEDULE C

1. Certificate of Taking dated June 16, 1976 and recorded in Volume 6/21/76 in Volume 292 at Page 108 of the Vernon Land Records. Which was amended by Amended Certificate of Taking dated November 9, 1977 and recorded on January 9, 1978 in Volume 328 at Page 23.

2. Right of Way Deed in favor of The Connecticut Light & Power Company dated March 17, 1938 and recorded on March 21, 1938 in Volume 72 at Page 84 of the Vernon Land Records.

3. Special Permit Notice dated September 5, 1985 and recorded on October 24, 1985 in Volume 541 at Page 45 of the Vernon Land Records.

4. Hold Harmless Agreement between the Town of Vernon and Victor DeMattia and Margaret A. DeMattia dated November 23, 1985 and recorded on November 27, 1985 in Volume 545 at Page 247 of the Vernon Land Records.

5.        Hold Harmless Agreement between Victor DeMattia and Margaret A.
          DeMattia and the Town of Vernon dated February 21, 1986 and recorded on February 27, 1986 in Volume 554 at Page 226 of the Vernon Land Records.

6. Right of Way in favor of The Southern New England Telephone Company dated July 6, 1950 and recorded on July 27, 1950 in Volume 90 at Page 143 of the Vernon Land Records.

7.        Rights of tenants and parties in possession.

8. Governmental laws, codes, ordinances and restrictions now or hereafter in effect so far as these effect the Property.

9. That certain Mortgage Deed, Security Agreement, Assignment of Rents and Fixture filing made as of October 28, 1994 by and among Bio-Plexus, Inc. as Mortgagor and Victor Demattia and Margaret Demattia as Mortgagee.